UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2018

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01.    Completion of Acquisition or Disposition of Assets.
Park 429 Logistics Center
On June 7, 2018, Black Creek Industrial REIT IV Inc. (the “Company”), through its wholly-owned subsidiaries, acquired a 100% fee interest in two industrial buildings totaling approximately 441,000 square feet on approximately 25.25 acres (the “Park 429 Logistics Center”). The Park 429 Logistics Center is located in the Orlando market and is 95.9% leased by three customers with a weighted-average remaining lease term (based on square feet) of approximately 8.8 years. The seller, BPG OCOEE 1, LLC, is not affiliated with the Company or its affiliates. All customers in the Park 429 Logistics Center individually lease more than 10% of the total rentable area, as described below:

•
City Furniture, Inc., a retailer of home furnishings and mattresses, leases 246,031 square feet, or approximately 56% of the portfolio’s rentable area, under a lease that expires in December 2028 with three options to extend the term of the lease each for five years. The annual base rent under the lease is currently $1,292,000 and is subject to annual rent escalations of approximately 2.5% beginning August 2019.

•
Kramer America, Inc., a designer, developer and engineer of car accessories, leases 88,554 square feet, or approximately 20% of the portfolio’s rentable area, under a lease that expires in July 2023 with no options to extend. The annual base rent under the lease is currently $169,000, which reflects tenant concessions provided by the seller. In August 2018, the annual base rent increases to approximately $492,000 and is subject to annual rent escalations of approximately 3.0% in August 2019, August 2020 and August 2022.

•
Maintenance Supply Headquarters, LP, a subsidiary of Lowe’s Companies Inc., which is an owner and operator of home improvement stores, leases 88,554 square feet, or approximately 20% of the portfolio’s rentable area, under a lease that expires in November 2025 with two options to extend the term of the lease each for five years. The customer currently has free rent through October 2018, which was provided by the seller. In November 2018, the annual base rent increases to approximately $505,000 and is subject to annual rent escalations of approximately 3.0% beginning in August 2019.

The total purchase price was $45,700,000, exclusive of transfer taxes, due diligence expenses, and other closing costs. We funded this acquisition using proceeds from this offering and borrowings under our corporate line of credit.
Item 9.01.    Financial Statements and Exhibits.
(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information
To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than August 23, 2018.
Forward-Looking Statement
This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Park 429 Logistics Center) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to satisfy conditions precedent to borrowing funds under its corporate line of credit and complete the acquisition of the Park 429 Logistics Center, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

June 13, 2018	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer